EXHIBIT 10.7

                            SECOND AMENDMENT TO THE
                             SUBSCRIPTION AGREEMENT
                   BY AND BETWEEN JADE WEST INVESTMENT LIMITED
                              AND SUMMEDIA.COM INC.

         WHEREAS, SUMmedia.com Inc. (the "Company") and Jade West Investment Limited (the "Investor") entered into a Subscription Agreement, dated December 4, 2000, as amended by a letter agreement dated December 15, 2000 (the "Agreement") pursuant to which, on December 22, 2000, Investor purchased four million (4,000,000) shares of the Common Stock, US $0.01 par value, of the Company (the "Common Stock") (the "Purchase"); and

         WHEREAS, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Investor desire to amend Exhibit A to the Agreement (the "Exhibit") to reflect facts mistakenly omitted therefrom and to enter into this amendment to the Agreement (this "Amendment"), effective as of December 4, 2000:

         The Company and the Investor hereby agree as follows:


                                    Article 1
                                    AMENDMENT

1.1 The Exhibit is hereby amended to reflect the following additional information:

         (a) On March 28, 2000, the Company entered into an Offer to Lease with Hewlett-Packard (Canada) Ltd. ("HP") pursuant to which HP has the right to receive warrants to purchase shares of Common Stock contingent upon the Company leasing equipment from HP. The approximate maximum number of shares of Common Stock that HP would be entitled to receive upon exercise of the warrants that may be issued would be 215,228. No such warrants have been issued to date, but the Company anticipates that it will issue warrants to purchase approximately 13,412 shares of Common Stock in the near future.

         (b) On October 27, 2000, the Company entered into an Agreement with SUMmedia.com Pty Limited, PETCO Investments Pty Limited, ISEC Limited, and Trevor Alan Follett pursuant to which the Company is obligated to issue shares of Common Stock in the following amounts to the following individuals or entities:

               332,604           PETCO Investments Pty Limited
               412,500           ISEC Limited
               79,896            Trevor Alan Follett

No such shares of Common Stock have been issued to date, but the Company anticipates that it will issue the shares of Common Stock in the near future.

                                    Article 2
                               GENERAL PROVISIONS

2.1 Notwithstanding Section 2.2 hereof, the Company agrees that the Investor's rights set forth in Section 1.1 of the Agreement shall apply as a result of the information disclosed in Sections 1.1(a) and 1.1(b) hereof as if one of the events described in Sections 1.1(a), 1.1(b), or 1.1(c) of the Agreement occurred and the Investor shall, accordingly, have the right to subscribe for such number of additional equity shares of capital of the Company as set forth therein.

2.2. Except as set forth in Section 2.1 hereof, the Investor waives any and all rights or claims under the Agreement relating to or arising out of the Company's failure to include the matters set forth in Sections 1.1(a) and 1.1(b) hereof in the Exhibit, including the right to indemnification set forth in the final paragraph of Section 2.12 of the Agreement.

2.3 Except as set forth herein, the Agreement remains in full force and effect. To the extent applicable, this Amendment shall be governed by the "Miscellaneous Provisions" of Article 3 of the Agreement.


                           [SIGNATURE PAGE TO FOLLOW]

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

In witness whereof, the parties have executed this Amendment on January 30, 2001.


SUMmedia.com Inc.
By:



         /s/ GRANT PETERSEN
         -------------------------
         Grant Petersen
         Chief Executive Officer



Jade West Investment Limited
By:      Anscode Limited
         Director
         By:



               /s/
               -------------------------
               Name:
               Title: Director

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